Exhibit 99.1

DUCOMMUN INCORPORATED

DIRECTORS’ RESTRICTED STOCK UNIT AGREEMENT

This restricted stock unit agreement is made as of                              (the “Effective Date”), between Ducommun Incorporated, a Delaware corporation (the “Corporation”), and                              (“Award Holder”).

R E C I T A L S

This restricted stock unit agreement is pursuant to the                              Stock Incentive Plan (the “Plan”).

A G R E E M E N T S

1. Grant. The Corporation hereby grants to the Award Holder an award (the “Award”) of                              restricted stock units (the “Restricted Stock Units”), subject to certain adjustments as described herein. Each restricted stock unit represents the right to receive one share of Common Stock, subject to the conditions set forth in this restricted stock unit agreement and the Plan.

2. Definitions. Unless the context clearly indicates otherwise, and subject to the terms and conditions of the Plan as the same may be amended from time to time, the following terms, when used in this restricted stock unit agreement, shall have the meanings set forth in this Section 2.

“Common Stock” shall mean the Common Stock, $.01 par value, of the Corporation or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 6 of this restricted stock unit agreement.

3. Vesting. The Restricted Stock Units shall vest one year after the Effective Date (the “Vesting Date”). For purposes hereof, Restricted Stock Units that have vested and are no longer subject to a substantial risk of forfeiture are referred to herein as “Vested Units.” Restricted Stock Units that are not vested and remain subject to a substantial risk of forfeiture are referred to herein as “Unvested Units.”

4. Settlement of Vested Units. Upon the vesting of the Award, one share of Common Stock shall be issuable for each Vested Unit (the “RSU Shares”). Thereafter, the Corporation will transfer such RSU Shares to the Award Holder, or to the estate of the Award Holder if the Award Holder has died, upon the satisfaction of any required tax withholding obligations, securities law registration or other requirements, and applicable stock exchange listing. No fractional shares shall be issued with respect to the Award. The Award Holder shall not acquire or have any rights as a shareholder of the Corporation by virtue of this restricted stock unit agreement (or the Award evidenced hereby) until the certificates representing shares of Common Stock issuable pursuant to this Award are actually issued and delivered to the Award Holder in accordance with the terms of the Plan and this restricted stock unit agreement.

5. Change in Control.

(a) In the event that a Change in Control occurs, the Restricted Stock Units shall be deemed to have become fully vested immediately prior to the consummation of the Change in Control.

(b) For purposes of this restricted stock unit agreement, a “Change in Control” of the Corporation shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided that, without limitation, such a change in control shall be deemed conclusively to have occurred if (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of the Corporation, (ii) the shareholders of the corporation approve that the Corporation be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Corporation, other than affiliates (within the meaning of the Exchange Act) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (iii) the shareholders of the Corporation approve that the Corporation sell, lease, exchange or transfer substantially all of its assets to another corporation, entity or person which is not a wholly-owned subsidiary and all government regulatory approvals necessary for the consummation of such transaction shall have been obtained, (iv) a person, as defined in Sections 13(d) and 14(d) (as in effect on the date hereof) of the Exchange Act, shall acquire 35% or more of the outstanding voting securities of the Corporation (whether directly, indirectly, beneficially or of record), (v) the shareholders of the Corporation approve a plan or proposal for the liquidation or dissolution of the Corporation and all government regulatory approvals necessary for the consummation of such transaction shall have been obtained, or (vi) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Corporation’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3 (as in effect on the date hereof) under the Exchange Act.

6. Adjustments

(a) If the outstanding shares of Common Stock of the Corporation are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Corporation through recapitalization (other than the conversion of convertible securities according to their terms), reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made, or if the Corporation shall spin-off, spin-out or otherwise distribute assets with respect to the outstanding shares of Common Stock of the Corporation, an appropriate and proportionate adjustment shall be made, in the number of restricted stock units subject to this Award.

(b) In the event of the dissolution or liquidation of the Corporation, or upon any merger, consolidation or reorganization of the Corporation with any other corporations or entities as a result of which the Corporation is not the surviving corporation, or upon the sale of all or substantially all of the assets of the Corporation or the acquisition of more than 80% of the stock of the Corporation by another corporation or entity, there shall be substituted for each of the shares of Common Stock then subject to this Award the number and kind of shares of stock, securities or other assets which would have been issuable or payable in respect of or in exchange for such Common Stock then subject to the Award, as if the Award Holder had been the owner of such shares as of the transaction date. Any securities so substituted shall be subject to similar successive adjustments.

7. Legal Requirements. No shares issuable under this Award shall be issued or delivered unless and until, in the opinion of counsel for the Corporation, all applicable requirements of federal and state law and of the Securities and Exchange Commission pertaining to the issuance and sale of such shares and any applicable listing requirements of any national securities exchange on which shares of the same class are then listed, shall have been fully complied with. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel to the Corporation in respect of such matters as the Corporation or any Subsidiary of the Corporation may deem desirable to assure compliance with all applicable legal requirements.

8. No Rights as a Shareholder. Neither the Award Holder nor any beneficiary or other person claiming under or through the Award Holder shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to this Agreement except as to such shares of Common Stock, if any, as shall have been issued or transferred to such person.

9. Withholding. The Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which the Corporation determines it is required to withhold in connection with this restricted stock unit agreement and the transactions contemplated hereby, and the Corporation may require the Award Holder to pay to the Corporation in cash any amount or amounts which may be required to be paid as withheld taxes in connection with any issuance of Common Stock pursuant to this Award or any other transaction contemplated hereby as a condition to the issuance of shares of the Common Stock, provided, however, that any amount withheld for taxes in connection with this Award may, at the election of the Award Holder, be paid with previously issued shares of Common Stock or the deduction of shares of Common Stock to be issued in connection with this Award.

10. No Assignments. Neither this restricted stock unit agreement, nor this Award nor any other rights and privileges granted hereby shall be transferred, assigned, pledged or hypothecated in any way, whether by operation of law of descent and distribution. Upon any attempt to so transfer, assign, pledge, hypothecate or otherwise dispose of this restricted stock unit agreement, this Award or any other right or privilege granted hereby contrary to the provisions hereof, this restricted stock unit agreement, this Award and all of such rights and privileges shall immediately become null and void.

11. The Plan. The Award hereby granted is subject to, and the Corporation and Award Holder agree to be bound by all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof, but no such amendment may adversely affect the Award Holder’s rights under this restricted stock unit agreement. Award Holder acknowledges receipt of a complete copy of the Plan.

12. Applicable Law. This Award has been granted as of the effective date set forth above at Los Angeles, California, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.

DUCOMMUN INCORPORATED

By:
President & CEO

By:
Secretary

Award Holder

By his or her signature, the spouse of the Award Holder hereby agrees to be bound by all the terms and conditions of this written restricted stock unit agreement.

Spouse of Award Holder